UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On March 20, 2023, Celularity Inc., or Celularity, entered into a securities purchase agreement with two accredited investors, including its Chairman and Chief Executive Officer, Dr. Robert Hariri, providing for the private placement of (i) 9,381,841 shares of its Class A common stock, par value $0.0001 per share, or the Class A common stock, and (ii) accompanying warrants to purchase up to 9,381,841 shares of Class A common stock, or the PIPE Warrants, for $0.8343 per share and $0.125 per accompanying PIPE Warrant, for an aggregate purchase price of approximately $9.0 million (of which Dr. Hariri subscribed for $2.0 million). The closing of the private placement is expected to occur on or around March 24, 2023 and is subject to the satisfaction of customary closing conditions.

Each PIPE Warrant has an exercise price of $3.00 per share, is immediately exercisable, will expire on March 24, 2028 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting Celularity’s capitalization. The PIPE Warrants may not be exercised if the aggregate number of shares of Class A common stock beneficially owned by the holder thereof (together with its affiliates) would exceed the specified percentage cap provided therein (which may be adjusted upon 61 days advance notice) immediately after exercise thereof.

Celularity will also enter into a registration rights agreement with the purchasers whereby it will agree to register the resale of the shares of Class A common stock and the shares of Class A common stock issuable upon exercise of the PIPE Warrants as well as the shares issued as payment pursuant to the binding term sheet for a sublicense (described below). Celularity will be required to prepare and file a registration statement with the Securities and Exchange Commission, or SEC, within 30 days of the filing of Celularity’s annual report on Form 10-K for the year ended December 31, 2022, and to use commercially reasonable efforts to have the registration statement declared effective within 45 days if there is no review by the SEC, and within 90 days in the event of such review, and in any event, no later than June 30, 2023.

Celularity intends to use the net proceeds from the private placement for working capital and general corporate purposes, including payment of the upfront consideration under the binding term sheet described below.

The securities will be issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder. Celularity relied on this exemption from registration based in part on representations made by the purchasers.

The offer and sale of the shares and PIPE Warrants (including the shares underlying the PIPE Warrants) has not been registered under the Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this current report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Senior Secured Bridge Loan

On March 17, 2023, Celularity entered into a Loan Agreement with C.V. Starr & Co. Inc., one of Celularity’s significant stockholders, or Starr, providing for a loan in the aggregate principal amount of $5.0 million net of an original issue discount of $100,000, which bears interest at a rate of 12.0% per year, with the first year of interest being paid in kind on the last day of each month, and matures March 17, 2025, or the Loan, and warrants to acquire up to an aggregate 750,000 shares of its Class A common stock, or the Starr Warrant, at a purchase price of $0.125 per whole share underlying the Starr Warrant (or $93,750). The Starr Warrant has a 5-year term and an exercise price of $0.71 per share. Celularity closed the Loan and the sale and purchase of the Starr Warrant on March 17, 2023. Celularity intends to use the net proceeds from the Loan and the sale of the Starr Warrant for working capital and general corporate purposes.

Pursuant to the terms of the Loan, Celularity agreed to customary negative covenants restricting its ability to repay indebtedness, pay dividends to stockholders, repay or incur other indebtedness other than as permitted, grant or suffer to exist a security interest in any of the Celularity’s assets, other than as permitted, or hold cash and cash equivalents less than $3 million for more than five consecutive business days. In addition to the negative covenants in the Loan, the Loan include customary events of default. Pursuant to the terms of the Loan, Celularity granted Starr a senior security interest in all of its assets.

Binding Term Sheet for Sublicense Agreement

Concurrent with the entry into the securities purchase agreement for the private placement described above; Celularity executed a binding term sheet to negotiate and enter into a sublicense of certain assets from an affiliate of the accredited investor party to the private placement transaction. Pursuant to the binding term sheet, Celularity paid the sublicensor $3.0 million in cash and issued $1.0 million of shares of its Class A common stock (1,694,915 shares based on the closing price on March 17, 2023).

The foregoing descriptions of the securities purchase agreement, the PIPE Warrant, the registration rights agreement, the secured loan agreement and the Starr Warrant are not complete and are qualified in their entirety by references to the full text of such agreements, which are filed as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Securities Purchase Agreement, dated as of March 20, 2023, among Celularity Inc. and the purchaser party thereto.
10.2	Form of PIPE Warrant.
10.3	Form of Registration Rights Agreement, among Celularity Inc. and the holder party thereto.
10.4	Secured Loan Agreement, dated as of March 17, 2023, among Celularity Inc. and the lender party thereto.
10.5	Form of Starr Warrant issued on March 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	March 23, 2023	By:	/s/ K. Harold Fletcher
K. Harold Fletcher EVP, General Counsel